Exhibit 99.1

Nuvve Provides Fourth Quarter and Full Year 2023 Financial Update
Investor Conference Call to be Held Today at 5:00 PM Eastern Time (2:00 PM PT)

SAN DIEGO, CA - March 28, 2024 — Nuvve Holding Corp. (Nuvve) (Nasdaq: NVVE), a green energy technology company that provides a globally-available, commercial vehicle-to-grid (V2G) technology platform designed to enable electric vehicle (EV) batteries to store and resell unused energy back to the local electric grid and provides other grid services, today provided a fourth quarter and full-year 2023 update.
 Fourth Quarter Highlights and Recent Developments

•Increased megawatts under management by 18.4% to 25.1 megawatts as of December 31, 2023, from 21.2 megawatts on September 30, 2023; growth accelerated further in October with record deployments
•Reduced cash operating loss in the fourth quarter 2023 to $6.5 million versus $7.7 million in the fourth quarter 2022
•Cash and cash equivalents of $1.5 million as of December 31, 2023, and in January 2024 raised an additional $9.6 million in gross proceeds through an underwritten public offering
•Announced RFP award with partner e-Formula to build Taiwan’s first electric vehicle V2G hub
•Launched a dedicated website containing additional information, customer resources and the latest updates on its ongoing projects at www.nuvvev2ghubs.com, as Nuvve’s proprietary V2G hub offering continues to gain momentum

Management Discussion

Gregory Poilasne, Chief Executive Officer of Nuvve, said, “In 2023 we made important progress accelerating the next phase of scaling our business and positioning Nuvve for growth. Our focus on executing our strategy and continuing to implement cost savings initiatives together allowed us to deliver results in line with our expectations for the full year. To ensure we are operating from a position of strength, we continue to take steps to bolster our financial foundation, including our recent capital raise of $9.6 million. Looking ahead, we are excited by the strong momentum in our V2G hub offering, which is receiving strong positive feedback from both current and prospective customers. We continue to believe this will be a major growth opportunity for Nuvve and are excited to share more about our current projects and the future of this offering in the coming quarters. Looking ahead, we are confident that the steps we are taking today laying the groundwork for continued expansion and value creation in 2024 and beyond.”

2023 Fourth Quarter Financial Review

Total revenue was $1.64 million for the three months ended December 31, 2023, compared to $1.15 million for the three months ended December 31, 2022, an increase of $0.50 million, or 43.4%. The increase is attributed to a $0.27 million increase in products revenue and a $0.17 million increase in services revenue due to higher customers sales orders and shipments, and an increase of $0.07 million in grants. Products and services revenue for the three months ended December 31, 2023 consisted of sales of DC and AC Chargers of about $1.05 million, grid services revenue of $0.20 million, and engineering services of $0.27 million.

Cost of product and service revenues for the three months ended December 31, 2023, increased by $0.4 million to $1.2 million, or 57.1%, compared to $0.7 million for the three months ended December 31, 2022 due to higher customers sales orders and shipments. Products and services margins for the three months ended December 31, 2023 decreased by 8.7% to 24.0%, compared to 32.7% for the same prior year period. Margin was negatively impacted mostly by a higher mix of hardware charging stations sales and a lower mix of engineering services.

Selling, general and administrative expenses consist of selling, marketing, payroll, administrative, finance, and professional expenses. Selling, general and administrative expenses were $5.9 million for the three months ended December 31, 2023, as compared to $7.2 million for the three months ended December 31, 2022, a decrease of $1.2 million, or 17.3%. The decrease during the three months ended December 31, 2023 was primarily attributable to decreases in compensation expenses of $0.5 million, including share-based compensation, decreases in insurance related expenses of expenses of $0.2 million, decreased in professional fees related to an annual audit of $0.2 million, decreases in travel related expenses of $0.3 million, partially offset by increases in software subscription expenses of $0.2 million, and legal expenses of $0.4 million. Expenses resulting from the consolidation of Levo's activities during the three months ended December 31, 2023, accounted for $0.6 million of the decrease in selling, general and administrative expenses.
Research and development expenses was flat at $2.0 million for the three months ended December 31, 2023 and 2022, respectively. Research and development expenses during the three months ended December 31, 2023 and 2022, were primarily attributable to compensation expenses and subcontractor expenses used to advance Nuvve's platform functionality and integration with more vehicles.
Other income (expense) consists primarily of interest expense, change in fair value of warrants liability and derivative liability, and other income (expense). Other income (expense) decreased by $0.90 million of income, from $1.04 million of other income for the three months ended December 31, 2022, to $0.13 million in other income for the three months ended December 31, 2023. The decrease during the three months ended December 31, 2023 was primarily attributable to the change in fair value of the warrants liability and derivative liability.
Net loss decreased by $0.4 million from net loss of $7.7 million for the three months ended December 31, 2022, to $7.3 million of net loss for the three months ended December 31, 2023. The decrease in net loss was primarily due to a decrease in other income of $0.9 million, and a decrease in operating expenses of $0.8 million, and increase in revenue of $0.50 million, for the above aforementioned reasons.
Net Loss Attributable to Non-Controlling Interest
Net loss attributable to non-controlling interest was $0.04 million and $0.08 million for the three months ended December 31, 2023 and 2022, respectively.
Net loss is allocated to non-controlling interests in proportion to the relative ownership interests of the holders of non-controlling interests in Levo, an entity formed by us with Stonepeak and Evolve. We own 51% of Levo's common units and Stonepeak and Evolve own 49% of Levo's common units. We have determined that Levo is a variable interest entity in which we are the primary beneficiary. Accordingly, we consolidated Levo and recorded a non-controlling interest for the share of Levo owned by Stonepeak and Evolve during the three months ended December 31, 2023 and 2022.

Megawatts Under Management

Megawatts under management refers to the potential available charging capacity Nuvve is currently managing around the world.

Conference Call Details
Nuvve will hold a conference call to review its financial results for the fourth quarter of 2023, along with other company developments at 5:00 PM Eastern Time (2:00 PM PT) today, Thursday, March 28, 2024.

To participate in the call, please register for and listen via a live webcast, which is available in the ‘Events' section of Nuvve’s investor relations website at https://investors.nuvve.com/. In addition, a replay of the call will be made available for future access.
About Nuvve Holding Corp.
Nuvve Holding Corp. (Nasdaq: NVVE) is leading the electrification of the planet, beginning with transportation, through its intelligent energy platform. Combining the world’s most advanced vehicle-to-grid (V2G) technology and an ecosystem of electrification partners, Nuvve dynamically manages power among electric vehicle (EV) batteries and the grid to deliver new value to EV owners, accelerate the adoption of EVs, and support the world’s transition to clean energy. By transforming EVs into mobile energy storage assets and networking battery capacity to support shifting energy needs, Nuvve is making the grid more resilient, enhancing sustainable transportation, and supporting energy equity in an electrified world. Since its founding in 2010, Nuvve has successfully deployed V2G on five continents and offers turnkey electrification solutions for fleets of all types. Nuvve is headquartered in San Diego, California, and can be found online at nuvve.com.

Nuvve and associated logos are among the trademarks of Nuvve and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements or forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as "may," "will," "expects," "believes," "aims," "anticipates," "plans," "looking forward to," "estimates," "projects," "assumes," "guides," "targets," "forecasts," "continue," "seeks" or the negatives of such terms or other variations on such terms or comparable terminology, although not all forward-looking statements contain such identifying words. Forward-looking statements include, but are not limited to, statements concerning Nuvve’s expectations, plans, intentions, strategies, prospects, business plans, product and service offerings, new deployments, potential project successes, expected timing of recently announced projects, anticipated growth of various business areas and other statements that are not historical facts. Nuvve cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nuvve. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Some of these risks and uncertainties can be found in Nuvve’s most recent Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC). Copies of these filings are available online at www.sec.gov, https://investors.nuvve.com or on request from Nuvve. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Nuvve’s filings with the SEC. Such forward-looking statements speak only as of the date made, and Nuvve disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this press release.
Trademarks
This press release contains trademarks, service marks, trade names and copyrights of Nuvve and other companies, which are the property of their respective owners.

Nuvve Investor Contact
investorrelations@nuvve.com
+1 (619) 483-3448

Nuvve Press Contacts
press@nuvve.com
+1 (619) 483-3448

FINANCIAL TABLES FOLLOW
 NUVVE HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2023	December 31, 2022
Assets
Current Assets
Cash	$1,534,660	$15,753,896
Restricted cash	480,000	480,000
Accounts receivable, net	1,724,899	1,090,467
Inventories	5,889,453	11,551,831
Prepaid expenses	994,719	1,487,582
Deferred costs	1,667,602	1,171,262
Other current assets	751,412	314,528
Total Current Assets	13,042,745	31,849,566
Property and equipment, net	766,264	636,944
Intangible assets, net	1,202,203	1,341,640
Investment in equity securities	670,951	1,670,951
Investment in leases	112,255	97,054
Right-of-use operating lease assets	4,839,526	5,305,881
Financing receivables	288,872	288,872
Security deposit, long-term	27,690	8,682
Total Assets	$20,950,506	$41,199,590

Liabilities, Mezzanine Equity and Stockholders’ Equity
Current Liabilities
Accounts payable	$1,694,325	$2,390,422
Accrued expenses	4,632,101	3,347,399
Deferred revenue	1,030,056	1,221,497
Operating lease liabilities - current	856,250	824,326
Other liabilities	105,141	113,844
Total Current Liabilities	8,317,873	7,897,488

Operating lease liabilities - noncurrent	4,646,383	5,090,170
Warrants liability	4,621	220,884
Derivative liability - non-controlling redeemable preferred shares	309,728	359,225
Other long-term liabilities	681,438	393,179
Total Liabilities	13,960,043	13,960,946

Commitments and Contingencies
Mezzanine equity
Redeemable non-controlling interests, preferred shares, zero par value, 1,000,000 shares authorized, 3,138 shares issued and outstanding at December 31, 2023 and December 31, 2022; aggregate liquidation preference of $3,750,201 and $3,464,606 at December 31, 2023 and December 31, 2022, respectively.	4,193,629	3,547,765
Class D Incentive units, zero par value, 1,000,000 units authorized, 50,000 and 250,000 units issued and outstanding at December 31, 2023 and December 31, 2022, respectively.	216,229	445,479
Stockholders’ Equity
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; zero shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 1,246,589 and 606,804 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	5,927	2,427
Additional paid-in capital	155,615,962	144,073,505
Accumulated other comprehensive income	93,676	76,182
Accumulated deficit	(148,240,859)	(116,956,528)
Nuvve Holding Corp. Stockholders’ Equity	7,474,706	27,195,586
Non-controlling interests	(4,894,101)	(3,950,186)
Total Stockholders’ Equity	2,580,605	23,245,400
Total Liabilities, Mezzanine equity and Stockholders’ Equity	$20,950,506	$41,199,590

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Revenue
Products	$1,062,094	$795,421	$5,843,187	$4,129,246
Services	474,908	308,904	2,162,218	784,710
Grants	107,675	42,611	326,757	459,427
Total revenue	1,644,677	1,146,936	8,332,162	5,373,383
Operating expenses
Cost of products	766,255	494,888	5,804,011	3,609,461
Cost of services	401,844	248,507	1,177,333	587,327
Selling, general, and administrative	5,943,574	7,189,826	24,694,693	30,115,571
Research and development	1,981,189	1,955,033	8,761,400	7,976,568
Total operating expenses	9,092,862	9,888,254	40,437,437	42,288,927

Operating loss	(7,448,185)	(8,741,318)	(32,105,275)	(36,915,544)
Other income
Interest income, net	2,988	87,026	108,182	134,579
Change in fair value of warrants liability	71,654	772,762	216,263	11,986,462
Change in fair value of derivative liability	(24,088)	172,032	49,497	152,723
Other, net	79,991	3,619	436,146	85,074
Total other income, net	130,545	1,035,439	810,088	12,358,838
Loss before taxes	(7,317,640)	(7,705,879)	(31,295,187)	(24,556,706)
Income tax expense	1,600	800	1,600	800
Net loss	$(7,319,240)	$(7,706,679)	$(31,296,787)	$(24,557,506)
Less: Net loss attributable to non-controlling interests	(35,495)	(78,978)	(12,456)	(538,841)
Net loss attributable to Nuvve Holding Corp.	$(7,283,745)	$(7,627,701)	$(31,284,331)	$(24,018,665)
Less: Preferred dividends on redeemable non-controlling interests	73,533	67,933	285,595	263,846
Less: Accretion on redeemable non-controlling interests preferred shares	161,466	161,466	645,864	645,866
Net loss attributable to Nuvve Holding Corp. common stockholders	$(7,518,744)	$(7,857,100)	$(32,215,790)	$(24,928,377)

Net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	$(6.98)	$(13.12)	$(40.36)	$(47.55)

Weighted-average shares used in computing net loss per share attributable to Nuvve Holding Corp. common stockholders, basic and diluted	1,077,111	598,884	798,269	524,297

  NUVVE HOLDING CORP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Net income (loss)	$(7,319,240)	$(7,706,679)	$(31,296,787)	$(24,557,506)
Other comprehensive income (loss), net of taxes
Foreign currency translation adjustments, net of taxes	(10,863)	64,033	17,494	(37,264)
Total Comprehensive income (loss)	$(7,330,103)	$(7,642,646)	$(31,279,293)	$(24,594,770)
Less: Comprehensive income (loss) attributable to non-controlling interests, net taxes	(35,495)	(78,978)	(12,456)	(538,841)
Comprehensive income (loss) attributable to Nuvve Holding Corp.	$(7,294,608)	$(7,563,668)	$(31,266,837)	$(24,055,929)
Less: Preferred dividends on redeemable non-controlling interests	(73,533)	(67,933)	(285,595)	263,846
Less: Accretion on redeemable non-controlling interests preferred shares	(161,466)	(161,466)	(645,864)	(645,866)
Comprehensive income (loss) attributable to Nuvve Holding Corp. common stockholders	$(7,059,609)	$(7,334,269)	$(30,335,378)	$(23,146,217)

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Years Ended December 31,
	2023	2022
Operating activities
Net loss	$(31,296,787)	$(24,557,506)
Adjustments to reconcile to net loss to net cash used in operating activities
Depreciation and amortization	396,210	289,536
Share-based compensation	4,107,634	5,234,878
Change in fair value of warrants liability	(216,263)	(11,986,462)
Change in fair value of derivative liability	(49,497)	(152,723)
Gains on the from the sale of investments securities	(325,155)	—
Loss on disposal of asset	862	—
Noncash lease expense	476,208	421,183
Change in operating assets and liabilities
Accounts receivable	(634,432)	763,302
Inventory	5,445,390	(433,644)
Prepaid expenses and other assets	(447,604)	(2,072,001)
Accounts payable	(696,098)	(3,346,937)
Accrued expenses and other liabilities	2,191,845	1,340,918
Deferred revenue	(206,641)	417,481
Net cash used in operating activities	(21,254,328)	(34,081,975)
Investing activities
Purchase of property and equipment	(188,433)	(438,045)
Investments in equity securities	—	(1,000,000)
Proceeds from sale of investments in equity securities	1,325,155	—
Net cash provided by (used in) investing activities	1,136,722	(1,438,045)
Financing activities
Payment of finance lease obligations	(8,140)	(9,691)
Proceeds from forward option put exercise	—	1,994,073
Proceeds from exercise of pre-funded warrants related to Direct Offering	—	185
Proceeds from Direct Offering of common stock, net of offering costs	4,986,300	13,069,815
Proceeds from common stock offering, net of offering costs	884,586	3,763,494
Proceeds from exercise of stock options	—	245,748
Net cash provided by financing activities	5,862,746	19,063,624
Effect of exchange rate on cash	35,624	(50,228)
Net increase (decrease) in cash and restricted cash	(14,219,236)	(16,506,624)
Cash and restricted cash at beginning of year	16,233,896	32,740,520
Cash and restricted cash at end of year	$2,014,660	$16,233,896

Supplemental Disclosure of cash information:
Cash paid for income taxes	$—	$—

Supplemental Disclosure of Noncash Investing Activity
Transfer of inventory to property and equipment	216,988	—